Exhibit 3.1

STATE OF SOUTH CAROLINA

SECRETARY OF STATE

ARTICLES OF AMENDMENT

Pursuant to Section 33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.                                       The name of the corporation is CommunitySouth Financial Corporation.

2.                                       On November 18, 2009, the corporation adopted the following Amendment of its Articles of Incorporation:

(Type or attach the complete text of Each Amendment)

RESOLVED, that Section 3 of the Articles of Incorporation is amended to provide that the total number of shares of common stock which the corporation shall have authority to issue is 35,000,000 shares, par value $0.01 per share.

3.                                       The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows:  (if not applicable, insert “not applicable” or “NA”).

N/A

4.                                       Complete either a or b, whichever is applicable.

a.                                       ☒ Amendment(s) adopted by shareholder action.

At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

Voting Group	Number of Outstanding Shares	Number of Votes Entitled to be Cast	Number of Votes Represented at the meeting	Number of Undisputed* Shares Voted For / Against

Common	4,698,697	4,698,697	3,757,124	3,419,747 / 327,927

*NOTE:                                                 Pursuant to Section 33-10-106(6)(i), the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.

b.                                      ☐ The Amendment(s) was duly adopted by the incorporator or board of directors without shareholder approval pursuant to §33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code as amended, and shareholder action was not required.

5.                                       Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See §33-1-230(b)):

DATE: November 20, 2009	COMMUNITYSOUTH FINANCIAL CORPORATION

	By:	/s/ C. Allan Ducker, III

	Name:	C. Allan Ducker, III

	Title:	Chief Executive Officer

FILING INSTRUCTIONS

1.                                       Two copies of this form, the original and either a duplicate original or a conformed copy, must be filed.

2.                                       If the space in this form is insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

3.                                       Filing fees and taxes payable to the Secretary of State at time of filing application.

Filing Fee	$10.00
Filing tax	100.00
Total	$110.00